Tableau Reports Second Quarter 2018 Financial Results

SEATTLE, Wash. - August 2, 2018 - Tableau Software, Inc. (NYSE: DATA) today reported results for its second quarter ended June 30, 2018.
"We saw strong customer demand for subscriptions in the second quarter, as shown by our 67 percent ratable license bookings mix," said Adam Selipsky, President and Chief Executive Officer of Tableau. "Our new Creator, Explorer and Viewer subscription offerings have made it even easier for our customers to buy and scale Tableau, as more and more organizations look to deploy self-service analytics with tailored solutions for every user."
Financial Summary - ASC 606 (1)

•	ASC 606 total revenue was $282.3 million.

•	Total annual recurring revenue was $697.7 million, up 44% year over year.

•	Subscription annual recurring revenue was $291.3 million, up 181% year over year.

•	ASC 606 diluted GAAP net loss per share was $0.15.

•	ASC 606 diluted non-GAAP net income per share was $0.41.
Financial Summary - ASC 605 (1)

•	ASC 605 total revenue was $243.6 million, compared to a guided range of $230.0 million to $240.0 million as provided during the Company's earnings call on May 2, 2018.

•	ASC 605 diluted GAAP net loss per share was $0.72.

•	ASC 605 diluted non-GAAP net loss per share was $0.00, compared to a guided range of $0.08 to $0.15 non-GAAP net loss per share as provided during the Company's earnings call on May 2, 2018.
Financial Results - ASC 606 (1)
ASC 606 total revenue for the second quarter of 2018 was $282.3 million. Total annual recurring revenue increased 44% to $697.7 million as of June 30, 2018, up from $483.6 million as of June 30, 2017. Subscription annual recurring revenue increased 181% to $291.3 million as of June 30, 2018, up from $103.5 million as of June 30, 2017.
ASC 606 GAAP operating loss for the second quarter of 2018 was $21.0 million. ASC 606 GAAP net loss for the second quarter of 2018 was $12.1 million, or $0.15 per diluted common share.
ASC 606 non-GAAP operating income, which excludes stock-based compensation expense and expense related to amortization of acquired intangible assets, was $37.8 million for the second quarter of 2018. ASC 606 non-GAAP net income, which excludes stock-based compensation expense, expense related to amortization of acquired intangible assets and non-GAAP income tax adjustments, was $35.7 million for the second quarter of 2018, or $0.41 per diluted common share.
During the second quarter ended June 30, 2018, Tableau repurchased 312,921 shares of its outstanding Class A common stock for a total of $30.0 million. As of June 30, 2018, the Company was authorized to repurchase a remaining $340.0 million of its Class A common stock under the previously authorized repurchase program.

(1) Tableau adopted the new revenue recognition accounting standard Accounting Standards Codification ("ASC") 606 effective January 1, 2018 on a modified retrospective basis. Financial results for reporting periods during 2018 are presented in compliance with the new revenue recognition standard. Historical financial results for reporting periods prior to 2018 are presented in conformity with amounts previously disclosed under the prior revenue recognition standard ASC 605. This press release includes additional information to reconcile the impacts of the adoption of the new revenue recognition standard on the Company's financial results for the quarter ended June 30, 2018. This includes the presentation of financial results during 2018 under ASC 605 for comparison to the prior year.

Financial Results - ASC 605 (1)
ASC 605 total revenue for the second quarter of 2018 was $243.6 million, up 14% from $212.9 million in the second quarter of 2017. ASC 605 GAAP operating loss for the second quarter of 2018 was $66.1 million, compared to a GAAP operating loss of $44.9 million for the second quarter of 2017. ASC 605 GAAP net loss for the second quarter of 2018 was $59.6 million, or $0.72 per diluted common share, compared to a GAAP net loss of $42.5 million, or $0.54 per diluted common share, for the second quarter of 2017.
ASC 605 non-GAAP operating loss was $7.3 million for the second quarter of 2018, compared to a non-GAAP operating income of $7.3 million for the second quarter of 2017. ASC 605 non-GAAP net loss was $0.3 million for the second quarter of 2018, or $0.00 per diluted common share, compared to a non-GAAP net income of $7.9 million, or $0.10 per diluted common share, for the second quarter of 2017.
Recent Business Highlights

•	Acquired Empirical Systems, Inc., a startup specializing in automated statistical analysis that originated at the Massachusetts Institute of Technology's Probabilistic Computing Project.

•	Announced the appointment of Damon Fletcher as Chief Financial Officer.

•
Released Tableau 2018.2, which further opens Tableau's platform to developers with a new Extensions API and also includes Tableau Services Manager, which gives customers a direct way to manage their Tableau Server deployments.

•	Hosted Tableau Conference Europe, with over 1,800 customers and partners in London for Tableau's largest international conference to date.
Conference Call and Webcast Information
In conjunction with this announcement, Tableau will host a conference call at 1:30 p.m. PT (4:30 p.m. ET) today to discuss Tableau's second quarter 2018 financial results. A live audio webcast and replay of the call, together with detailed financial information, will be available in the Investor Relations section of Tableau's website at http://investors.tableau.com. The live call can be accessed by dialing (866) 393-4306 (U.S.) or (734) 385-2616 (outside the U.S.) and referencing passcode 2667577. A replay of the call can also be accessed by dialing (855) 859-2056 (U.S.) or (404) 537-3406 (outside the U.S.), and referencing passcode 2667577.
About Tableau
Tableau (NYSE: DATA) helps people see and understand data. Tableau helps anyone quickly analyze, visualize and share information. More than 78,000 customer accounts get rapid results with Tableau in the office and on-the-go. Hundreds of thousands of people have used Tableau Public to share data in their blogs and websites. See how Tableau can help you by downloading the free trial at www.tableau.com/trial.
Tableau and Tableau Software are trademarks of Tableau Software, Inc. All other company and product names may be trademarks of the respective companies with which they are associated.
Forward-Looking Statements
This press release contains, and statements made during the above referenced conference call will contain, "forward-looking" statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including regarding the Company's continued transition to subscription and term licensing and its expected increase in demand for its products including its role-based subscription offerings and new product capabilities; continued product adoption, including strong subscription demand and annual recurring revenue growth; demand, adoption and deployment by enterprise customers, and the Company's ability to service, execute and grow that demand in the U.S. and globally; the willingness and ability of the Company's partners to sell its subscription offerings; customers' ability to easily scale the Company's products and broaden the deployment of analytics across their entire workforces with tailored solutions for every employee; the Company's research and development investments, costs, continued innovation and ability to timely release future products and features; the Company's leadership position in the sector and ability to address market opportunities as a visual analytics platform; the Company's expectations, quarterly and annual outlook and guidance regarding future operating results, including revenues, expenses and net income or loss, and future performance of key metrics; and the Company's stock repurchase authorization and timing and ability to repurchase shares of the Company's Class A common stock under its stock repurchase program. These statements are not guarantees of future performance, but are based on management's expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include the following: customer demand for Tableau's products and services and customer response to its subscription offerings; risks associated with anticipated growth in Tableau's business and addressable market; competitive factors, including new market entrants and changes in the competitive environment, pricing changes, sales cycle time and increased competition; Tableau's enterprise sales execution and expansion and further transition to subscription and term licensing; Tableau's ability to attract, integrate and retain qualified personnel; general economic and industry conditions, including expenditure trends for business analytics and productivity tools; new product introductions and Tableau's ability to develop and deliver innovative, secure and high-quality products to customers' on-premise, public, private or hybrid cloud environments; Tableau's ability to provide high-quality customer service and support offerings; risks associated with international expansion and operations; macroeconomic conditions; market conditions; and the possibility that the stock repurchase program may be suspended or discontinued. These and other important risk factors are described more fully in additional documents filed with the Securities and Exchange Commission, including Tableau's most recently filed Quarterly Report on Form 10-Q, Annual Report on Form 10-K and other reports and filings with the Securities and Exchange Commission, and could cause actual results to vary from expectations. All information provided in this release and in the conference call is as of the date hereof and Tableau undertakes no duty to update this information except as required by law.
Non-GAAP Financial Measures
Tableau believes that the use of non-GAAP gross profit and gross margin, non-GAAP operating income (loss) and operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per basic and diluted common share and free cash flow is helpful to its investors. These measures, which are referred to as non-GAAP financial measures, are not prepared in accordance with generally accepted accounting principles in the United States, or GAAP. Non-GAAP gross profit is calculated by excluding stock-based compensation expense and expense related to amortization of acquired intangible assets, each to the extent attributable to the cost of revenues, from gross profit. Non-GAAP gross margin is the ratio calculated by dividing non-GAAP gross profit by total revenues. Non-GAAP operating income (loss) is calculated by excluding stock-based compensation expense and expense related to amortization of acquired intangible assets from operating income (loss). Non-GAAP operating margin is the ratio calculated by dividing non-GAAP operating income (loss) by total revenues. Non-GAAP net income (loss) is calculated by excluding stock-based compensation expense, expense related to amortization of acquired intangible assets and non-GAAP income tax adjustments from net income (loss). Non-GAAP net income (loss) per basic and diluted common share is calculated by dividing non-GAAP net income (loss) by the basic and diluted weighted average shares outstanding. Non-GAAP diluted weighted average shares outstanding includes the effect of dilutive shares in periods of non-GAAP net income.
Non-GAAP financial information is adjusted for a tax rate equal to Tableau's estimated tax rate on non-GAAP income over a three-year financial projection. This long-term rate is based on Tableau's estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures. To determine this long-term non-GAAP tax rate, Tableau evaluates a three-year financial projection that excludes the impact of non-cash stock-based compensation expense and expense related to amortization of acquired intangible assets. The long-term non-GAAP tax rate takes into account other factors including Tableau's current operating structure, its existing tax positions in various jurisdictions and key legislation in major jurisdictions where Tableau operates. The long-term non-GAAP tax rate applied to the three and six months ended June 30, 2018 was 20%. The long-term non-GAAP tax rate applied to the three and six months ended June 30, 2017 was 30%. Tableau applied these same non-GAAP tax rates to its financial results presented in accordance with ASC 606 and ASC 605. The long-term non-GAAP tax rates assume the Company's deferred income tax assets will be realized based upon projected future taxable income excluding stock-based compensation expense. The Company anticipates using the long-term non-GAAP tax rate of 20%, applied to the three and six months ended June 30, 2018, in future periods and may provide updates to this rate on an annual basis, or more frequently if material changes occur.

Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company's non-cash expenses, Tableau believes that providing non-GAAP financial measures that exclude stock-based compensation expense allow for meaningful comparisons between its operating results from period to period. The expense related to amortization of acquired intangible assets is dependent upon estimates and assumptions, which can vary significantly and are unique to each asset acquired; therefore, Tableau believes non-GAAP measures that adjust for the amortization of acquired intangible assets provides investors a consistent basis for comparison across accounting periods. All of these non-GAAP financial measures are important tools for financial and operational decision-making and for evaluating Tableau's own operating results over different periods of time.
Tableau calculates free cash flow as net cash provided by operating activities less net cash used in investing activities for purchases of property and equipment. Tableau considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by Tableau's business that can be used for strategic opportunities, including investing in Tableau's business, making strategic acquisitions, repurchasing Tableau's common stock and strengthening Tableau's balance sheet. All of Tableau's non-GAAP financial measures are important tools for financial and operational decision-making and for evaluating Tableau's operating results over different periods of time.
Non-GAAP financial measures may not provide information that is directly comparable to information provided by other companies in Tableau's industry, as other companies in the industry may calculate non-GAAP financial measures differently. In addition, there are limitations in using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on Tableau's reported financial results. Further, stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in Tableau's business and an important part of the compensation provided to its employees. Because of the significant impact of the adoption of ASC 606 on the Company's results of operations, non-GAAP financial measures for the three and six months ended June 30, 2018 (computed in accordance with ASC 606) are not as comparable to non-GAAP financial measures for the three and six months ended June 30, 2017 (computed in accordance with ASC 605). The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures included below, and not rely on any single financial measure to evaluate Tableau's business.

Investor Contact
ir@tableau.com

Press Contact
pr@tableau.com

Tableau Software, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenues
License	$137,848	$103,296	$246,641	$200,540
Maintenance and services	144,441	109,584	281,855	212,246
Total revenues	282,289	212,880	528,496	412,786
Cost of revenues
License	4,626	2,942	8,580	6,209
Maintenance and services	30,599	23,723	59,070	47,111
Total cost of revenues (1)	35,225	26,665	67,650	53,320
Gross profit	247,064	186,215	460,846	359,466
Operating expenses
Sales and marketing (1)	144,150	124,160	282,556	242,178
Research and development (1)	94,033	81,067	187,538	165,369
General and administrative (1)	29,846	25,875	62,096	50,320
Total operating expenses	268,029	231,102	532,190	457,867
Operating loss	(20,965)	(44,887)	(71,344)	(98,401)
Other income, net	6,866	4,029	8,328	5,254
Loss before income tax expense (benefit)	(14,099)	(40,858)	(63,016)	(93,147)
Income tax expense (benefit)	(2,033)	1,664	(4,478)	4,022
Net loss	$(12,066)	$(42,522)	$(58,538)	$(97,169)

Net loss per share:
Basic	$(0.15)	$(0.54)	$(0.72)	$(1.25)
Diluted	$(0.15)	$(0.54)	$(0.72)	$(1.25)

Weighted average shares used to compute net loss per share:
Basic	82,247	78,511	81,647	77,966
Diluted	82,247	78,511	81,647	77,966

(1) Includes stock-based compensation expense as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

Cost of revenues	$3,299	$2,790	$6,286	$5,367
Sales and marketing	22,150	18,526	42,165	36,618
Research and development	26,837	25,648	51,994	49,163
General and administrative	6,026	5,150	13,630	10,161

Tableau Software, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 30, 2018	December 31, 2017
Assets
Current assets
Cash and cash equivalents	$611,091	$627,878
Short-term investments	301,054	226,787
Accounts receivable, net	170,907	203,366
Prepaid expenses and other current assets	115,605	30,514
Income taxes receivable	778	673
Total current assets	1,199,435	1,089,218
Long-term investments	89,991	148,364
Property and equipment, net	95,603	106,753
Goodwill	42,530	35,083
Deferred income taxes	4,072	5,287
Other long-term assets	41,626	14,090
Total assets	$1,473,257	$1,398,795
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$3,829	$4,448
Accrued compensation and employee-related benefits	75,129	96,390
Other accrued liabilities	54,745	37,722
Income taxes payable	1,986	4,743
Deferred revenue	320,305	419,426
Total current liabilities	455,994	562,729
Deferred revenue	15,615	28,058
Other long-term liabilities	53,686	54,385
Total liabilities	525,295	645,172
Stockholders' equity
Common stock	8	8
Additional paid-in capital	1,256,854	1,168,563
Accumulated other comprehensive loss	(11,811)	(11,991)
Accumulated deficit	(297,089)	(402,957)
Total stockholders' equity	947,962	753,623
Total liabilities and stockholders' equity	$1,473,257	$1,398,795

Tableau Software, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2018	2017
Operating activities
Net loss	$(58,538)	$(97,169)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization expense	19,050	23,837
Amortization of premiums on investments, net	137	—
Stock-based compensation expense	114,075	101,309
Deferred income taxes	(3,965)	465
Changes in operating assets and liabilities
Accounts receivable, net	31,490	72,493
Prepaid expenses and other assets	(44,925)	19,519
Income taxes receivable	(125)	(97)
Deferred revenue	(3,893)	30,072
Accounts payable and accrued liabilities	8,663	(16,421)
Income taxes payable	(2,713)	523
Net cash provided by operating activities	59,256	134,531
Investing activities
Purchases of property and equipment	(11,076)	(33,860)
Business combination, net of cash acquired	(10,947)	—
Purchases of investments	(156,591)	—
Maturities of investments	139,685	—
Sales of investments	99	—
Net cash used in investing activities	(38,830)	(33,860)
Financing activities
Proceeds from issuance of common stock	25,581	21,646
Repurchases of common stock	(60,013)	(40,014)
Net cash used in financing activities	(34,432)	(18,368)
Effect of exchange rate changes on cash and cash equivalents	(2,781)	1,884
Net increase (decrease) in cash and cash equivalents	(16,787)	84,187
Cash and cash equivalents
Beginning of period	627,878	908,717
End of period	$611,091	$992,904

Supplemental Information Regarding Adoption of ASC 606

Tableau Software, Inc.
Condensed Consolidated Statements of Operations
Reconciliation of the Impacts from the Adoption of the New Revenue Recognition Standard
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,
	2018			2017
	As Reported (ASC 606)	Impacts from Adoption	Without Adoption (ASC 605)	As Reported (ASC 605)
Revenues
License	$137,848	$(15,267)	$122,581	$103,296
Maintenance and services	144,441	(23,456)	120,985	109,584
Total revenues	282,289	(38,723)	243,566	212,880
Cost of revenues
License	4,626	(91)	4,535	2,942
Maintenance and services	30,599	106	30,705	23,723
Total cost of revenues	35,225	15	35,240	26,665
Gross profit	247,064	(38,738)	208,326	186,215
Operating expenses
Sales and marketing	144,150	6,352	150,502	124,160
Research and development	94,033	—	94,033	81,067
General and administrative	29,846	—	29,846	25,875
Total operating expenses	268,029	6,352	274,381	231,102
Operating loss	(20,965)	(45,090)	(66,055)	(44,887)
Other income, net	6,866	118	6,984	4,029
Loss before income tax expense (benefit)	(14,099)	(44,972)	(59,071)	(40,858)
Income tax expense (benefit)	(2,033)	2,529	496	1,664
Net loss	$(12,066)	$(47,501)	$(59,567)	$(42,522)

Net loss per share:
Basic	$(0.15)		$(0.72)	$(0.54)
Diluted	$(0.15)		$(0.72)	$(0.54)

Weighted average shares used to compute net loss per share:
Basic	82,247		82,247	78,511
Diluted	82,247		82,247	78,511

	Six Months Ended June 30,
	2018			2017
	As Reported (ASC 606)	Impacts from Adoption	Without Adoption (ASC 605)	As Reported (ASC 605)
Revenues
License	$246,641	$(18,394)	$228,247	$200,540
Maintenance and services	281,855	(42,492)	239,363	212,246
Total revenues	528,496	(60,886)	467,610	412,786
Cost of revenues
License	8,580	(143)	8,437	6,209
Maintenance and services	59,070	167	59,237	47,111
Total cost of revenues	67,650	24	67,674	53,320
Gross profit	460,846	(60,910)	399,936	359,466
Operating expenses
Sales and marketing	282,556	10,959	293,515	242,178
Research and development	187,538	—	187,538	165,369
General and administrative	62,096	—	62,096	50,320
Total operating expenses	532,190	10,959	543,149	457,867
Operating loss	(71,344)	(71,869)	(143,213)	(98,401)
Other income, net	8,328	80	8,408	5,254
Loss before income tax expense (benefit)	(63,016)	(71,789)	(134,805)	(93,147)
Income tax expense (benefit)	(4,478)	8,266	3,788	4,022
Net loss	$(58,538)	$(80,055)	$(138,593)	$(97,169)

Net loss per share:
Basic	$(0.72)		$(1.70)	$(1.25)
Diluted	$(0.72)		$(1.70)	$(1.25)

Weighted average shares used to compute net loss per share:
Basic	81,647		81,647	77,966
Diluted	81,647		81,647	77,966

Supplemental Information Regarding Adoption of ASC 606

Tableau Software, Inc.
Condensed Consolidated Balance Sheets
Reconciliation of the Impacts from the Adoption of the New Revenue Recognition Standard
(In thousands)
(Unaudited)

	June 30, 2018			December 31, 2017
	As Reported (ASC 606)	Impacts from Adoption	Without Adoption (ASC 605)	As Reported (ASC 605)
Assets
Current assets
Cash and cash equivalents	$611,091	$—	$611,091	$627,878
Short-term investments	301,054	—	301,054	226,787
Accounts receivable, net	170,907	—	170,907	203,366
Prepaid expenses and other current assets	115,605	(85,423)	30,182	30,514
Income taxes receivable	778	269	1,047	673
Total current assets	1,199,435	(85,154)	1,114,281	1,089,218
Long-term investments	89,991	—	89,991	148,364
Property and equipment, net	95,603	—	95,603	106,753
Goodwill	42,530	—	42,530	35,083
Deferred income taxes	4,072	1,509	5,581	5,287
Other long-term assets	41,626	(24,972)	16,654	14,090
Total assets	$1,473,257	$(108,617)	$1,364,640	$1,398,795
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$3,829	$—	$3,829	$4,448
Accrued compensation and employee-related benefits	75,129	—	75,129	96,390
Other accrued liabilities	54,745	—	54,745	37,722
Income taxes payable	1,986	2,264	4,250	4,743
Deferred revenue	320,305	121,922	442,227	419,426
Total current liabilities	455,994	124,186	580,180	562,729
Deferred revenue	15,615	12,022	27,637	28,058
Other long-term liabilities	53,686	(775)	52,911	54,385
Total liabilities	525,295	135,433	660,728	645,172
Stockholders' equity
Common stock	8	—	8	8
Additional paid-in capital	1,256,854	—	1,256,854	1,168,563
Accumulated other comprehensive loss	(11,811)	411	(11,400)	(11,991)
Accumulated deficit	(297,089)	(244,461)	(541,550)	(402,957)
Total stockholders' equity	947,962	(244,050)	703,912	753,623
Total liabilities and stockholders' equity	$1,473,257	$(108,617)	$1,364,640	$1,398,795

Supplemental Information Regarding Adoption of ASC 606

Tableau Software, Inc.
Condensed Consolidated Statements of Cash Flows
Reconciliation of the Impacts from the Adoption of the New Revenue Recognition Standard
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2018			2017
	As Reported (ASC 606)	Impacts from Adoption	Without Adoption (ASC 605)	As Reported (ASC 605)
Operating activities
Net loss	$(58,538)	$(80,055)	$(138,593)	$(97,169)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization expense	19,050	—	19,050	23,837
Amortization of premiums on investments, net	137	—	137	—
Stock-based compensation expense	114,075	—	114,075	101,309
Deferred income taxes	(3,965)	3,784	(181)	465
Changes in operating assets and liabilities
Accounts receivable, net	31,490	—	31,490	72,493
Prepaid expenses and other assets	(44,925)	45,078	153	19,519
Income taxes receivable	(125)	(270)	(395)	(97)
Deferred revenue	(3,893)	29,522	25,629	30,072
Accounts payable and accrued liabilities	8,663	—	8,663	(16,421)
Income taxes payable	(2,713)	2,263	(450)	523
Net cash provided by operating activities	59,256	322	59,578	134,531
Investing activities
Purchases of property and equipment	(11,076)	—	(11,076)	(33,860)
Business combination, net of cash acquired	(10,947)	—	(10,947)	—
Purchases of investments	(156,591)	—	(156,591)	—
Maturities of investments	139,685	—	139,685	—
Sales of investments	99	—	99	—
Net cash used in investing activities	(38,830)	—	(38,830)	(33,860)
Financing activities
Proceeds from issuance of common stock	25,581	—	25,581	21,646
Repurchases of common stock	(60,013)	—	(60,013)	(40,014)
Net cash used in financing activities	(34,432)	—	(34,432)	(18,368)
Effect of exchange rate changes on cash and cash equivalents	(2,781)	(322)	(3,103)	1,884
Net increase (decrease) in cash and cash equivalents	(16,787)	—	(16,787)	84,187
Cash and cash equivalents
Beginning of period	627,878	—	627,878	908,717
End of period	$611,091	$—	$611,091	$992,904

Non-GAAP Reconciliation Tables

Tableau Software, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures and
Reconciliation of the Impacts from the Adoption of the New Revenue Recognition Standard
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,
	2018			2017
	As Reported (ASC 606)	Impacts from Adoption	Without Adoption (ASC 605)	As Reported (ASC 605)
Reconciliation of gross profit to non-GAAP gross profit:
Gross profit	$247,064	$(38,738)	$208,326	$186,215
Excluding: Stock-based compensation expense attributable to cost of revenues	3,299	—	3,299	2,790
Excluding: Amortization of acquired intangible assets	404	—	404	95
Non-GAAP gross profit	$250,767	$(38,738)	$212,029	$189,100

Reconciliation of gross margin to non-GAAP gross margin:
Gross margin	87.5%		85.5%	87.5%
Excluding: Stock-based compensation expense attributable to cost of revenues	1.2%		1.4%	1.3%
Excluding: Amortization of acquired intangible assets	0.1%		0.2%	0.0%
Non-GAAP gross margin	88.8%		87.1%	88.8%

Reconciliation of operating loss to non-GAAP operating income (loss):
Operating loss	$(20,965)	$(45,090)	$(66,055)	$(44,887)
Excluding: Stock-based compensation expense	58,312	—	58,312	52,114
Excluding: Amortization of acquired intangible assets	404	—	404	95
Non-GAAP operating income (loss)	$37,751	$(45,090)	$(7,339)	$7,322

Reconciliation of operating margin to non-GAAP operating margin:
Operating margin	(7.4)%		(27.1)%	(21.1)%
Excluding: Stock-based compensation expense	20.7%		23.9%	24.5%
Excluding: Amortization of acquired intangible assets	0.1%		0.2%	0.0%
Non-GAAP operating margin	13.4%		(3.0)%	3.4%

	Three Months Ended June 30,
	2018			2017
	As Reported (ASC 606)	Impacts from Adoption	Without Adoption (ASC 605)	As Reported (ASC 605)
Reconciliation of net loss to non-GAAP net income (loss):
Net loss	$(12,066)	$(47,501)	$(59,567)	$(42,522)
Excluding: Stock-based compensation expense	58,312	—	58,312	52,114
Excluding: Amortization of acquired intangible assets	404	—	404	95
Income tax adjustments	(10,956)	11,523	567	(1,742)
Non-GAAP net income (loss)	$35,694	$(35,978)	$(284)	$7,945

Weighted average shares used to compute non-GAAP basic net income (loss) per share	82,247		82,247	78,511
Effect of potentially dilutive shares: stock awards	3,878		—	3,925
Weighted average shares used to compute non-GAAP diluted net income (loss) per share	86,125		82,247	82,436

Non-GAAP net income (loss) per share:
Basic	$0.43		$(0.00)	$0.10
Diluted	$0.41		$(0.00)	$0.10

	Six Months Ended June 30,
	2018			2017
	As Reported (ASC 606)	Impacts from Adoption	Without Adoption (ASC 605)	As Reported (ASC 605)
Reconciliation of gross profit to non-GAAP gross profit:
Gross profit	$460,846	$(60,910)	$399,936	$359,466
Excluding: Stock-based compensation expense attributable to cost of revenues	6,286	—	6,286	5,367
Excluding: Amortization of acquired intangible assets	753	—	753	190
Non-GAAP gross profit	$467,885	$(60,910)	$406,975	$365,023

Reconciliation of gross margin to non-GAAP gross margin:
Gross margin	87.2%		85.5%	87.1%
Excluding: Stock-based compensation expense attributable to cost of revenues	1.2%		1.3%	1.3%
Excluding: Amortization of acquired intangible assets	0.1%		0.2%	0.0%
Non-GAAP gross margin	88.5%		87.0%	88.4%

Reconciliation of operating loss to non-GAAP operating income (loss):
Operating loss	$(71,344)	$(71,869)	$(143,213)	$(98,401)
Excluding: Stock-based compensation expense	114,075	—	114,075	101,309
Excluding: Amortization of acquired intangible assets	753	—	753	190
Non-GAAP operating income (loss)	$43,484	$(71,869)	$(28,385)	$3,098

Reconciliation of operating margin to non-GAAP operating margin:
Operating margin	(13.5)%		(30.6)%	(23.8)%
Excluding: Stock-based compensation expense	21.6%		24.4%	24.5%
Excluding: Amortization of acquired intangible assets	0.1%		0.2%	0.0%
Non-GAAP operating margin	8.2%		(6.1)%	0.8%

	Six Months Ended June 30,
	2018			2017
	As Reported (ASC 606)	Impacts from Adoption	Without Adoption (ASC 605)	As Reported (ASC 605)
Reconciliation of net loss to non-GAAP net income (loss):
Net loss	$(58,538)	$(80,055)	$(138,593)	$(97,169)
Excluding: Stock-based compensation expense	114,075	—	114,075	101,309
Excluding: Amortization of acquired intangible assets	753	—	753	190
Income tax adjustments	(14,840)	22,623	7,783	1,516
Non-GAAP net income (loss)	$41,450	$(57,432)	$(15,982)	$5,846

Weighted average shares used to compute non-GAAP basic net income (loss) per share	81,647		81,647	77,966
Effect of potentially dilutive shares: stock awards	3,949		—	3,772
Weighted average shares used to compute non-GAAP diluted net income (loss) per share	85,596		81,647	81,738

Non-GAAP net income (loss) per share:
Basic	$0.51		$(0.20)	$0.07
Diluted	$0.48		$(0.20)	$0.07

	Six Months Ended June 30,
	2018			2017
	As Reported (ASC 606)	Impacts from Adoption	Without Adoption (ASC 605)	As Reported (ASC 605)
Reconciliation of net cash provided by operating activities to free cash flow:
Net cash provided by operating activities	$59,256	$322	$59,578	$134,531
Less: Purchases of property and equipment	(11,076)	—	(11,076)	(33,860)
Free cash flow	$48,180	$322	$48,502	$100,671
Net cash used in investing activities	$(38,830)	$—	$(38,830)	$(33,860)
Net cash used in financing activities	$(34,432)	$—	$(34,432)	$(18,368)
Effect of exchange rate changes on cash and cash equivalents	$(2,781)	$(322)	$(3,103)	$1,884

Tableau Software, Inc.
Trended Metrics

The following metrics are intended as a supplement to the financial statements found in this release and other information furnished or filed with the SEC. In the event of discrepancies between amounts in these tables and the Company's historical disclosures or financial statements, readers should rely on the Company's filings with the SEC and financial statements in the Company's most recent earnings release.
Tableau intends to periodically review and refine the definition, methodology and appropriateness of each of these supplemental metrics. As a result, metrics are subject to removal and/or change, and such changes could be material.

	Q1`17	Q2`17	Q3`17	Q4`17	FY 2017	Q1`18	Q2`18
	(Dollars in thousands)
	(Unaudited)
Customer metrics
Customer accounts (1)	57,000+	61,000+	65,000+	70,000+	70,000+	74,000+	78,000+
Customer accounts added in period (1)	3,300+	4,000+	4,100+	4,700+	16,100+	3,900+	4,100+
Deals greater than $100,000 (2)	294	372	337	590	1,593	301	436
Customer accounts that purchased greater than $1 million during the quarter (1,2)	10	15	13	27		13	22

Annual recurring revenue metrics
Total annual recurring revenue (3)	$439,001	$483,578	$526,211	$596,244	$596,244	$641,946	$697,700
Subscription annual recurring revenue (4)	$71,950	$103,538	$139,210	$195,488	$195,488	$237,533	$291,292

Geographic revenue metrics - ASC 606
United States and Canada	—	—	—	—	—	$167,799	$196,992
International	—	—	—	—	—	$78,408	$85,297
United States and Canada as % of total revenue	—	—	—	—	—	68%	70%
International as % of total revenue	—	—	—	—	—	32%	30%

Geographic revenue metrics - ASC 605
United States and Canada	$141,496	$146,102	$150,059	$168,116	$605,773	$154,443	$169,234
International	$58,410	$66,778	$64,858	$81,240	$271,286	$69,601	$74,332
United States and Canada as % of total revenue	71%	69%	70%	67%	69%	69%	69%
International as % of total revenue	29%	31%	30%	33%	31%	31%	31%

Additional revenue metrics - ASC 606
Remaining performance obligations (5)	—	—	—	—	$99,580	$114,523	$138,498

Additional revenue metrics - ASC 605
Ratable revenue as % of total revenue (6)	54%	56%	63%	60%	59%	72%	72%
Ratable license revenue as % of total license revenue (7)	19%	23%	34%	34%	28%	54%	56%
Services revenues as a % of maintenance and services revenue (8)	12%	13%	12%	13%	13%	11%	12%

Bookings metrics - ASC 605
Ratable bookings as % of total bookings (2)	55%	61%	65%	70%	64%	72%	76%
Ratable license bookings as % of total license bookings (2)	26%	37%	45%	51%	41%	59%	67%

Other metrics
Worldwide employees	3,193	3,305	3,418	3,489	3,489	3,663	3,896

(1) Tableau defines a customer account as a single purchaser of its products. Customer accounts are typically organizations. In some cases, organizations will have multiple groups purchasing Tableau software, which count as discrete customer accounts.
(2) These operating metrics are based on Tableau's definition of bookings, which is defined as the first year of contracted revenue only and does not include additional years beyond the first year unless a customer pays for those years up front. Bookings includes both new sales and renewals. Tableau's bookings may not be comparable to similarly named measures disclosed by other companies in the software industry. Bookings is not a measure of revenue or an indication of actual revenue results. Revenues ultimately recognized could be affected by a number of factors. License bookings include sales of software licenses and subscriptions to Tableau Online. Ratable bookings are sales transactions that result in revenues, which will be amortized over a period of time.
(3) Tableau defines total annual recurring revenue ("Total ARR") as the annualized recurring value of all active contracts at the end of a reporting period. Total ARR includes subscription annual recurring revenue ("Subscription ARR") and the annualized value of all maintenance contracts related to perpetual licenses active at the end of a reporting period.
(4) Tableau defines Subscription ARR as the annualized recurring value of all active subscription contracts at the end of a reporting period. Subscription ARR includes term licenses and renewals, subscription enterprise license agreements and Tableau Online subscriptions and renewals, and excludes distribution original equipment manufacturer ("OEM") license agreements and perpetual-style enterprise license agreements.
(5) Remaining performance obligations represent amounts from contracts with customers allocated to performance obligations that will be satisfied at a later date. These amounts include additional performance obligations that are not yet recorded in the consolidated balance sheets. Remaining performance obligations presented under FY 2017 represents the balance as of January 1, 2018 upon adoption of ASC 606. These amounts do not include deferred revenue, which is already included within the consolidated balance sheets.
(6) Ratable revenues were amortized during the respective periods. For example, sales of Tableau Online, as well as maintenance and support, are recognized ratably. Excluding the impacts of adopting the new revenue recognition standard, enterprise license agreements, on-premises term licenses and OEM license arrangements are also recognized ratably.
(7) Ratable license revenues were amortized during the respective periods. For example, sales of Tableau Online are recognized ratably. Excluding the impacts of adopting the new revenue recognition standard, enterprise license agreements, on-premises term licenses and OEM license arrangements are also recognized ratably.
(8) Services revenues were recognized upon delivery of professional services and training.